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                                                                      Exhibit 21
                                                                      ----------

                      SUBSIDIARIES OF THE ALLEN GROUP INC.
                      ------------------------------------

The following is a list of the subsidiaries of The Allen Group Inc. (Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the
percentage of voting  securities   owned  by  the  immediate  parent.     All
such  subsidiaries  are  consolidated subsidiaries, except GO/DAN Industries.


                                            State/Country
Name of Corporation                       of Incorporation          Date         %
-------------------                       ----------------          ----         -
The Allen Group Canada Limited             Ontario, Canada        04-19-72        100

The Allen Group International, Inc.        Delaware               07-19-73        100

  The Allen Group GmbH (2)                 West Germany           09-29-70        100

The Allen Group Internat'l Sales Corp.     Barbados               09-15-94        100

Allen Heat Transfer Products Inc.          Delaware               05-22-90        100

  GO/DAN Industries (4)                    New York               05-24-90         50

Allen Indus. Ltd.                          Mauritius              01-23-95        100

Allen Telecom Canada, Inc. (5)             Ontario                04-14-93         80

Allen Telecom Group, Inc.                  Delaware               10-26-88        100

  Alven Capital Corporation (3)            Delaware               11-10-93      57.26

  Antenna Specialists Co., Inc.            Delaware               10-07-88        100

    Antespec, S.A. de C.V.                 Mexico                 11-14-88        100

  Decibel Mobilcom GmbH (1)                Germany                07-28-90        100

  Decibel Mobilcom Limited (1)             England                01-31-91        100

  Grayson Electronics Company (6)          Virginia               09-03-86         80

  Orion Far East Management Inc. (1)       Delaware               07-16-81        100

  Orion Industries, Inc., Limited (1)      Hong Kong              06-01-71        100

    Orion Imports & Exports Limited (1)    Hong Kong              09-07-73        100

    Orion Industries, Inc. Japan (1)       Japan                  09-73           100

    Orion Industries Taiwan Limited (1)    Taiwan                 10-73           100

Allen Telecom Group (Italia) S.r.l.        Italy                  11-14-94        100

    FOR.E.M. S.p.A. (7)                    Italy                  10-10-72         80

    FOREM France S.a.r.l. (8)              France                   1993           96

    FOREM U.K. Ltd. (9)                    U.K.                     1988           65

    MIKOM G.m.b.H. (10)                    Germany                05-07-85         62

       Mitras Ltd. (11)                    Hungary                  1992           60

Allen Telecom Group Limited (1)            U.K.                   05-08-72        100

MARTA Technologies, Inc.                   Delaware               10-14-92        100

276017 Ontario Limited (1)                 Ontario, Canada        09-11-73        100

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(1)    These subsidiaries are not significant in the aggregate and are no longer active.

(2) 95% of the outstanding capital stock of this subsidiary is owned by The Allen Group International, Inc. and the remaining 5% is owned by The Allen Group Inc.

(3) On a fully diluted basis, 57.26% of the outstanding capital stock is owned by ATG, 19.35% is owned by Rose Investors and 23.39% is owned by Philadelphia Ventures.

(4) A 50% owned general partnership joint venture accounted for under the equity method of accounting.

(5) 80% of the outstanding capital stock of this subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Allen Telecom Canada, Inc.

(6) 80% of the outstanding capital stock of this subsidiary is owned by The Allen Group Inc. and the remaining 20% is owned by senior management of Grayson Electronics Company.

(7) 40% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Group (Italia) S.r.l., which also owns options to acquire the remaining 60%.

(8) 96% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 4% is owned by senior management of FOREM France S.a.r.l.

(9) 65% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 35% is owned by senior management of FOREM U.K. Ltd.

(10) 62% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 38% is owned by the managing director of MIKOM G.m.b.H.

(11) 60% of the outstanding capital stock of this subsidiary is owned by MIKOM G.m.b.H. and the remaining 40% is owned by senior management of Mitras Ltd.